UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

ENOCHIAN BIOSCIENCES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

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☐ Fee paid previously with preliminary materials.

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ENOCHIAN BIOSCIENCES INC.

2080 Century City East

Suite 906

Los Angeles, CA 90067

Dear Stockholder:

You are invited to attend the 2022 Annual Meeting of Stockholders of Enochian Biosciences Inc., which will be held on Monday, March 14, 2022, 12:00 P.M., Eastern Standard Time. Due to concerns about the COVID-19 pandemic and the related protocols implemented by federal, state and local governments, this year’s annual meeting will be held via the internet and will be a completely virtual meeting. To register to attend the virtual Annual Meeting, please visit https://viewproxy.com/enochianbio/2022/htype.asp before 11:59 PM EST on March 11, 2022. You may attend and submit questions during registration and during the annual meeting at https://viewproxy.com/enochianbio/2022/htype.asp. Stockholders who properly register to attend the Annual Meeting may attend the Annual Meeting by clicking on the link provided in the e-mail sent to you after you have successfully registered. You will need the password to access the virtual Annual Meeting that you will be receiving two days prior to the meeting.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. The proxy statement contains information on matters to be voted upon at the 2022 Annual Meeting of Stockholders. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

We are pleased to inform you that instead of a paper copy of our proxy materials, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). The Notice of Internet Availability contains instructions on how to access proxy materials and how to submit your proxy over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, if desired.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the proxy card, or vote online or by telephone using the instructions included on the proxy card, to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting virtually, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

The Proxy Statement and 2021 Annual Report on Form 10-K, as amended, are available at http://www.viewproxy.com/enochianbio/2022.

We look forward to your continued support.

Sincerely,

/s/ Mark R. Dybul
Mark R. Dybul
Chief Executive Officer and Director

January 28, 2022